Exhibit 99.1

Member Audio/Web Conference May 3, 2011

2 Data set forth in these slides includes unaudited data. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, changes in the System's debt rating or the Bank's rating, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost-effectiveness of our funding, hedging and asset-liability management activities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information. Because of the nature of (1) OTTI charges and (2) the gains (losses) on sales of OTTI securities, the Bank believes that adjusting net income for these items and evaluating results as adjusted (which the Bank defines as "core earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods. Core earnings are considered to be a non-GAAP measurement. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Cautionary Statement Regarding Forward- Looking Information and Adjusted Information

3 Financial Highlights - Statement of Operations (in millions)

4 Quarterly Core Earnings (in millions) 4

5 Financial Highlights - Selected Balance Sheet (in millions) (in millions)

6 Advance Trend

7 First quarter update process resulted in more pessimistic assumptions Loss severity increased for both Prime and Alt-A due to recent issues related to loan servicer foreclosure procedures and the resulting increases to foreclosure/liquidation timelines Default frequency roll rates on Prime were also increased OTTI - First Quarter 2011 Assumption Changes Security Performance OTTI Process FHLBank System-wide platform, modeling assumptions and OTTI Governance Committee to ensure consistency Overall portfolio performance measured by 60+ day delinquencies is stabilizing Certain Alt-A 2007 and 2006 vintage bonds continue to experience deterioration Credit enhancement levels continue to decline as losses are realized

8 Net OTTI Recognized Life to date, 52 securities have had an OTTI credit loss recorded with current par of $2.7 billion. This represents 57% of the PLMBS portfolio Recorded $423 thousand of OTTI credit losses on 4 new CUSIPs with a par balance of $95 million in first quarter 2011 Actual cash losses of approximately $7 million life-to-date One Prime 2007 vintage OTTI security sold in April. Par balance $163 million, second largest PLMBS by par. Life to date $32 million OTTI credit losses. (in millions)

9 PLMBS Portfolio - Ratings and Price

10 PLMBS - Par and Price By Vintage

11 Capital and Risk-Based Requirements (in millions) (1)Permanent capital includes excess stock of $1,905, $1,897 and $1,219 at March 31, 2011 and December 31, 2010 and 2009 respectively. Fourth quarter 2010 capital classification "adequately capitalized." However, our regulator has maintained concerns regarding our level of retained earnings and the poor quality of the PLMBS portfolio.

12 Third consecutive quarter of partial excess capital stock repurchases Effective date: April 28, 2011 Payment date: April 29, 2011 No significant impact on: Risk and capital adequacy measures Members' excess ownership percentage Quarterly decisions for any future repurchases and/or dividend payment will be based on the following: MV/CS > 87.5% Positive GAAP earnings which are sustainable for the foreseeable future Increased retained earnings Reduced negative AOCI levels Adequate excess regulatory capital Excess Stock Repurchased

13 Member Audio/Web Conference

14 Questions?